UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 20, 2018

Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2267, Windsor Place, 3rd Floor 22 Queen Street, Hamilton HM JX Bermuda	N/A
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Enstar Group Limited (the “Company”) entered into an underwriting agreement on June 20, 2018 (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Barclays Capital Inc. and HSBC Securities (USA) Inc., as representatives of the several underwriters named therein. The Underwriting Agreement provided for the offer and sale (the “Offering”) of 16,000,000 depositary shares, each of which represents a 1/1,000th interest in a share of its 7.00% fixed-to-floating rate perpetual non-cumulative preference shares, Series D. The public offering price is $25 per depositary share for an aggregate public offering price of $400 million. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The Offering was made pursuant to a shelf registration statement on Form S-3 (No. 333-2200885) and the prospectus included therein filed with the United States Securities and Exchange Commission (the “Commission”) on October 10, 2017 and a prospectus supplement filed with the Commission on June 22, 2018. The Offering is expected to close on June 27, 2018, subject to customary closing conditions.
Item 9.01. Financial Statements and Exhibits.
(d)   Exhibits

Exhibit No.	Description

1.1
Underwriting Agreement dated as of June 20, 2018, among the Company and Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Barclays Capital Inc. and HSBC Securities (USA) Inc., as representatives of the several underwriters

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

Date: June 22, 2018	By:	/s/ Guy Bowker
Guy Bowker
Chief Financial Officer